                                                                  EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1

                           Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee


                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                       305(b)(2)_______________________


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

       Illinois                                              36-1194448
                                                          (I.R.S employer
(State of Incorporation)                                identification No.)


                111 West Monroe Street, Chicago, Illinois 60603
                   (Address of principal executive offices)

               Carolyn C. Potter, Harris Trust and Savings Bank,
                111 West Monroe Street, Chicago, Illinois 60603
                                 312-461-2531
          (Name, address and telephone number for agent for service)


                       TRANSAMERICA FINANCE CORPORATION
                               (Name of obligor)

       Delaware                                              95-1077235
                                                          (I.R.S employer
(State of Incorporation)                                identification No.)


                           1150 South Olive Street,
                         Los Angeles, California 90015
                   (Address of principal executive offices)


                Debt Securities (Title of indenture securities)

 1.  GENERAL INFORMATION. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

            Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee.


 3. thru 15.

            NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

         A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the trustee as now in effect and includes the authority of the trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No.2-44295, and is incorporated herein by reference.

     2.  A copy of the existing by-laws of the trustee.

         A copy of the existing by-laws of the trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

     3.  The consents of the trustee required by Section 321(b) of the Act.

              (included as Exhibit A on page 2 of this statement)


     4. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois,on the 8th day of July, 1993.

HARRIS TRUST AND SAVINGS BANK

    J. Bartolini
By: ________________________
    J. Bartolini
    Vice President


                                   EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


HARRIS TRUST AND SAVINGS BANK

    J. Bartolini
By: ________________________
    J. Bartolini
    Vice President

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1993, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                  (LOGO) HARRIS BANK

                         Harris Trust and Savings Bank
                         111 West Monroe Street
                         Chicago, Illinois 60603

of Chicago, Illinois, and Foreign and Domestic Subsidiaries, at the close of business on March 31, 1993, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies, the State of Illinois and by the Federal Reserve Bank of this District.

                        Bank's Transit Number 71000288

                                                                    Thousands
                                                                    of Dollars
                                                                    ----------
                         ASSETS
Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin..........     758,018
      Interest bearing balances...................................     545,566
      Securities..................................................   1,842,334
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
      Federal funds sold..........................................     256,693
      Securities purchased under agreements to resell.............      76,782
Loans and lease financing receivables:
      Loans and leases, net of unearned income.........  5,579,259
      LESS: Allowance for loan and lease losses........     94,783
                                                         ---------
      Loans and leases, net of unearned income, allowance,
        and reserve (item 4.a minus 4.b)..........................   5,484,476
      Assets held in trading accounts.............................     182,996
      Premises and fixed assets (including capitalized leases)....     142,676
      Other real estate owned.....................................       2,510
      Investments in unconsolidated subsidiaries and associated
        companies.................................................         592
      Customer's liability to this bank on acceptances
        outstanding...............................................      74,499
      Intangible assets...........................................      37,361
      Other assets................................................     247,210
                                                                     ---------
TOTAL ASSETS......................................................   9,651,712
                                                                     =========

                        LIABILITIES
Deposits:
      In domestic offices...........................................  4,047,667
      Noninterest-bearing................................  2,151,999
      Interest-bearing...................................  1,895,668
      In foreign offices, Edge and Agreement subsidiaries,
        and IBFs....................................................  1,948,618
      Noninterest-bearing................................     58,461
      Interest-bearing...................................  1,890,157
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
      Federal funds purchased.......................................  1,454,254
      Securities sold under agreements to repurchase................    523,542
      Other borrowed money..........................................    525,160
      Bank's liability on acceptances executed and outstanding......     74,499
      Subordinated notes and debentures.............................    235,000
      Other liabilities.............................................    139,734
                                                                      ---------
TOTAL LIABILITIES...................................................  8,948,474
                                                                      ---------
                      EQUITY CAPITAL
      Common stock..................................................    100,000
      Surplus.......................................................    275,000
      Undivided profits and capital reserves........................    328,238
                                                                      ---------
Total equity capital................................................    703,238
                                                                      ---------
Total liabilities, limited life preferred stock, and equity capital.  9,651,712
                                                                      =========

I, David H. Charney, Vice President, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                               DAVID H. CHARNEY
                                    4/30/93

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

                               B. KENNETH WEST,
                                DONALD S. HUNT,
                               DARYL F. GRISHAM,      Directors

STATE OF ILLINOIS, COUNTY OF  Cook, ss:

Sworn to and subscribed before me this 30th day of April, 1993.

My commission expires 9/24/93.

                                RHONDA CHANGIZI

CCPTONEBFGP43/47






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